PREPARED BY AND UPON RECORDING, RETURN TO:
Mark D. Cress, Esquire
Bulkley, Richardson and Gelinas, LLP
1500 Main Street, Suite 2700
Springfield, MA 01115

                                    MORTGAGE,

                       ASSIGNMENT OF LEASES AND RENTS, AND

                               SECURITY AGREEMENT

                                     between

                        ENESCO GROUP, INC., as Mortgagor

                                       and

                          FLEET NATIONAL BANK, as Agent

                    THIS MORTGAGE SECURES FUTURE OBLIGATIONS
                     AND ADVANCES PURSUANT TO 205 ILCS 5/5d.

                               TABLE OF CONTENTS

                                                                                         Page
1.     Definitions.....................................................................    3

2.     Payment and Performance of Obligations..........................................    4

3.     Payment of Taxes, Etc. .........................................................    4

4.     Condition; Use; Repair; Inspection..............................................    5

5.     Insurance.......................................................................    5

6.     Insurance Proceeds..............................................................    7

7.     Eminent Domain Proceeds.........................................................    8

8.     Subordination...................................................................    9

9.     Delinquency of Payments; Fees and Charges.......................................    9

10.    Leases and Rents................................................................    9

11.    Additional Security.............................................................   10

12.    Status Report...................................................................   10

13.    Waiver; Redemption..............................................................   10

14.    Notice..........................................................................   10

15.    Priority of Lien................................................................   11

16.    Maintenance of Mortgagor; Transfers.............................................   11

17.    Bankruptcy......................................................................   11

18.    Events of Default...............................................................   12

19.    Remedies........................................................................   12

20.    Mortgagee's Right to Cure Default...............................................   13

21.    Foreclosure Sale................................................................   13

22.    Warranty of Title...............................................................   14

23.    Indemnification/Subrogation.....................................................   14

24.    Hazardous Substances............................................................   15

25.    Other Agreements................................................................   15

26.    Reserve Requirements............................................................   15

27.    Amendments......................................................................   16

28.    Miscellaneous...................................................................   16

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                             AND SECURITY AGREEMENT

      THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (the "MORTGAGE") is made as of the 22nd of November, 2004 between ENESCO GROUP, INC. (the "MORTGAGOR"), an Illinois corporation, having a principal place of business located at 225 Windsor Drive, Itasca, Illinois 60143, and FLEET NATIONAL BANK as "Agent" (the "MORTGAGEE"), a national banking association having a usual place of business at One Monarch Place, Springfield, Massachusetts 01102.

      Reference is made to the following facts:

      WHEREAS, the Mortgagor is the Borrower under the terms of a Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003 among the Mortgagor, the Borrowing Subsidiaries from time to time a party thereto, the Lenders from time to time a party thereto, and the Mortgagee, as Agent, as amended by a First Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of March 5, 2004, as further amended by a Second Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of August 10, 2004, as further amended by a Third Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of November 2, 2004, and as further amended by a Fourth Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of even date herewith (as the same may be further amended or restated from time to time, the "Credit Agreement"), pursuant to which the Mortgagee on behalf of the Lenders has, subject to the terms and conditions set forth therein, made certain credit facilities available to the Mortgagor including those evidenced by a Borrower Note in the face amount of $25,000,000 payable to Fleet, a Borrower Note in the face amount of $15,000,000 payable to LaSalle, a Back-Up L/C and B/A Demand Note in the face amount of $10,000,000 payable to Fleet and a Back-Up F/X Demand Note in the face amount of $10,000,000 payable to Fleet, all such promissory notes dated as of June 16, 2003, a Borrowing Subsidiary Note dated as of September 10, 2003 made by Enesco International (H.K.) Limited payable to Fleet in the face amount of $5,000,000, a Borrowing Subsidiary Note dated March 5, 2004 made by Gregg Manufacturing, Inc. payable to Fleet in the face amount of $2,500,000, a Borrower Term Note in the face amount of $5,390,000 payable to Fleet and a Borrower Term Note in the face amount of $2,310,000 payable to LaSalle, both such term notes dated as of March 5, 2004 (all of which notes are collectively hereinafter referred to as the "Notes"). All capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement; and

      WHEREAS, as security for the payment of all liabilities and the performance of all obligations of the Mortgagor to the Mortgagee including, without limitation, all liabilities and obligations of the Mortgagor to the Mortgagee pursuant to the Credit Agreement and the Notes, the Mortgagor has agreed to execute and deliver this Mortgage and grant the assignments and security interests to the Mortgagee hereinafter described; and

      WHEREAS, the Mortgagor desires to secure the following liabilities and obligations (collectively, the "Obligations") of the Mortgagor to the Mortgagee:

            (i) the payment of all principal, interest and other payments due under the terms of the Credit Agreement, the Notes, this Mortgage and the other Loan Documents up to a maximum principal amount of FIFTY SEVEN MILLION SEVEN HUNDRED THOUSAND DOLLARS ($57,700,000). It is the intention of the parties hereto that this Mortgage shall secure not only existing indebtedness or advances made prior to or contemporaneously with the execution hereof, but also
(x) all future Advances made by the Mortgagee under the Credit Agreement, the Notes, this Mortgage and the other Loan Documents, whether such Advances are obligatory or to be made at the option of the Mortgagee, or otherwise, (y) all additional Advances made by the Mortgagee following any increase in the amount of the lending commitments or other direct or contingent indebtedness under the Credit Agreement, this Mortgage or the other Loan Documents as a result of an amendment of the Credit Agreement, this Mortgage or the other Loan Documents, and (z) any and all additional amounts and/or interest which the Mortgagor is required to pay to the Mortgagee under the Credit Agreement, the Notes, this Mortgage or the other Loan Documents, to the same extent as if such future or additional advances were made and additional amounts and/or interest were incurred on the date hereof; and

            (ii) the payment, performance, discharge and satisfaction of every covenant, agreement, warranty, representation, undertaking and condition contained in this Mortgage, the Credit Agreement, or the other Loan Documents, and all other documents now or hereafter executed by the Mortgagor incident to the Credit Agreement, this Mortgage or the other Loan Documents, or any amendment, extension, modification, replacement or re-casting of any one or more of the same; and

            (iii) all costs and expenses now or hereafter incurred by the Mortgagee in respect of this Mortgage, the Credit Agreement, or any other Loan Document and all other agreements (now or hereafter existing) between the Mortgagor and, the Mortgagee including, without limitation, all attorneys' fees and all costs and expenses incurred by the Mortgagee which costs and expenses are directly or indirectly related to the Mortgagee's efforts to collect or enforce any of the Obligations or to exercise or enforce any of the Mortgagee's rights, remedies or powers under this Mortgage, the Indenture, the other Loan Documents or any other agreement (now or hereafter existing) between the Mortgagor and the Mortgagee including all court and litigation costs and expenses.

      NOW, THEREFORE, to secure the Obligations and for consideration paid, the Mortgagor hereby grants, assigns, mortgages and warrants to the Mortgagee, with MORTGAGE COVENANTS the Mortgagor's entire right, title and interest now owned or hereafter acquired in and to the real property (the "Real Property") located respectively at (i) 225 Windsor Drive, Itasca, Illinois, and (ii) One Enesco Plaza, Elk Grove Village, Illinois, as more fully described on EXHIBIT A attached hereto, together with the Mortgagor's entire right, title and interest, now owned or hereafter acquired, in and to the following:

            (a) All Improvements (as hereinafter defined), and the rents, issues and profits therefrom;

            (b) All rights, licenses, permits, approvals, contracts, easements now or hereafter appurtenant thereto, and all other rights of the Mortgagor of whatever kind or nature, whether running covenants or otherwise now or hereafter appurtenant to the Real Property;

            (c) Any other estate, title or interest in the Real Property or Improvements, and in the streets and ways adjacent thereto, to the extent now owned or hereafter acquired by the Mortgagor;

            (d) All assignments of lease or subleases (the "Leases") now existing or hereafter entered into by the Mortgagor with respect to all or any portion of the Real Property and Improvements, and all the rents, issues, profits, revenues, and other income received or receivable by the Mortgagor under and by virtue of such Leases;

            (e) That certain equipment and machinery which could be construed to be fixtures on the Real Property, whether now owned or hereafter acquired by the Debtor including, without limitation, all heating, air conditioning, lighting and power equipment; sprinkler systems; pipes; pumps; tanks; motors; generators; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, and ventilating apparatus; boilers, furnaces, oil burners or units thereof; elevators; escalators; shades; awnings; screens; storm doors and windows; cabinets; partitions; ducts and compressors; carpeting; draperies; plants and shrubbery; together with all attachments and additions thereto, substitutions therefor, and replacements and component parts thereof, whether now or hereafter attached to or used or to be used or considered fixtures on the Real Property; and

            (f) All proceeds of the conversion, voluntary or involuntary, of all or any portion of the above-described property into cash, negotiable instruments or other instruments for the payment of money, chattel paper, security agreements, documents or liquidated claims, including, without limitation, all insurance proceeds and all awards arising out of eminent domain proceedings or other proceedings similar thereto.

The above-described Real Property and Improvements, and other rights described in (a), (b), (c) and (d) above, together with any and all additions thereto or replacements thereof, and together with all such property described in (e) and
(f) above, insofar as such property is, or can by agreement of the parties be made, a part of the realty, are herein referred to as the "Real Estate." All such property described in (e) and (f) above is hereinafter referred to as the "Collateral". The Collateral and the Real Estate are collectively referred to as the "Property", or such portion thereof as is appropriate to the context in which the term "Property" is used.

      It is intended that this Mortgage shall serve as a security agreement granting Mortgagee a security interest in all of the Property not classified as real property under applicable law, but including fixtures, in accordance with the terms of the Uniform Commercial Code as adopted in the State of Illinois (the "UCC"), as amended, modified or restated from time to time. As to all such property, Mortgagee shall have, without limitation, all of the rights and remedies of a secured party under the UCC. The recordation of this Mortgage shall also constitute a fixture filing in accordance with the provisions of the UCC. Mortgagor covenants and agrees to execute promptly upon request such financing statements as Mortgagee may require from time to time, to cause same to be filed in the appropriate jurisdiction, and to take such other actions as Mortgagee may require in order to perfect the security interest created by this Mortgage.

      It is further intended that this Mortgage shall serve as a present and absolute assignment of all of the Mortgagor's right, title and interest in and to the Real Property, provided that, so long as there shall exist no Event of Default (as hereinafter defined) hereunder, Mortgagor shall have the right to the use and enjoyment of the Real Property. In no event shall the foregoing assignment operate to place any liability on Mortgagee for the maintenance, care, operation or condition of the Real Property until such time, if any, as Mortgagee shall take possession and control of the Real Property.

      The Mortgagor covenants, warrants and agrees with the Mortgagee as follows:

      1. Definitions. As used in this Mortgage, unless the context otherwise requires, the following terms shall have the following meanings:

      "Governmental Approvals" shall mean all approvals, certifications, consents, licenses, permits, authorizations and other official action required to be issued or taken by any Governmental Authorities for or with respect to the matter with respect to which such term is used, including, without limitation all applicable environmental, hazardous substances/materials, air and water pollution, land use, flood hazard, coastal zone, waterways, wetlands, building, fire safety, health, planning, subdivision, and zoning by-laws, rules, regulations, permits and approvals.

      "Governmental Authorities" shall mean all federal, state, county and municipal governments and all governmental and quasi-governmental agencies, authorities, boards, commissions, bureaus, departments, authorities, officials and officers thereof, now or hereafter having jurisdiction over the Mortgagor, the Real Estate, or the matter or the party with respect to which such term is used.

      "Improvements" shall mean the existing buildings on the Real Estate and all improvements of every kind now or hereafter made to the Real Estate.

      "Laws and Other Governmental Requirements" shall mean all laws, statutes, ordinances, orders, rules, regulations and requirements now in effect or at any time hereafter enacted or issued by any Governmental Authorities which are applicable to the Mortgagor, the Real Estate, or the matter or party with respect to which such terms are used.

      "Leases" shall mean any lease or leases by assignment or otherwise, or sublease or subleases, for all or a portion of the Improvements or the Property now or hereafter in effect entered into by the Mortgagor and a lessee or sublessee from time to time in accordance with the Collateral Assignment and the other Loan Documents.

      "Other Applicable Requirements" shall mean all mortgages, deeds of trust, leases, bank loans, credit agreements, contracts, understandings, instruments, agreements, covenants, conditions and restrictions, public or private, now in effect or hereafter arising which are applicable to or which are binding on the Mortgagor, the Real Estate, the business or activity conducted thereon, or the matter or party with respect to which such terms are used, or to which the party with respect to which such terms are used is a party or by which such party may be bound or affected.

      2. Payment and Performance of Obligations. The Mortgagor shall make all payments and perform all obligations under the Credit Agreement, the Notes, this Mortgage and all other Loan Documents.

      3. Payment of Taxes, Etc.

            a. Unless the subject of a good faith dispute where adequate reserves have been established by the Mortgagor, the Mortgagor shall pay before the same become delinquent (and shall provide, by such time, evidence of such payment, satisfactory to the Mortgagee) all "taxes and other charges" payable by Mortgagor, if applicable or related to the Property, and all other taxes, charges, sewer use fees, water rates and assessments of every name and nature, whether or not assessed against the Mortgagor, if applicable or related to the Property, or any interest therein, or the debt, obligation or any agreement secured hereby, or the disbursement or the application of the proceeds thereof.

            b. Further, the Mortgagor shall pay when due all fees and charges incurred incident to the loan transaction described in the Credit Agreement secured by this Mortgage, the assurance of the security represented by this Mortgage, and the enforcement of this Mortgage, the Credit Agreement, the other Loan Documents, and any other obligation secured by this Mortgage.

            c. The undertakings of the Mortgagor contained in this Paragraph 3 with respect to items other than the payment of real estate taxes, sewer use fees, water rates, and assessments, shall survive the payment of all Obligations secured hereby; however, after an acknowledgment of the satisfaction of the Obligations, or a discharge of this Mortgage, this Mortgage shall not be security for the performance of such undertakings, notwithstanding the survival of the same; but, thereafter, the Mortgagee shall look solely to the Mortgagor, personally, for the performance of such undertakings.

            d. In the event of the enactment after this date of any Laws and Other Governmental Requirements requiring the Mortgagee to pay all or any part of the taxes, assessments, charges or liens herein required to be paid by the Mortgagor, or changing in any way the taxation of mortgages or debts secured by mortgages or the manner of collection of taxes, so as to affect this Mortgage or the obligations secured hereby then the Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of any such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Mortgagee may elect to declare all of the indebtedness secured hereby to be due and payable sixty (60) days from the giving of such notice.

      4. Condition; Use; Repair; Inspection.

            a. The Mortgagor shall diligently and continuously from the date hereof shall keep the Property in good order, repair and condition, damage from casualty expressly not excepted, and shall not permit or commit waste on the Real Estate, nor remove or alter anything which constitutes a part of the Property without the consent of the Mortgagee, other than removals or alterations in the ordinary course of Mortgagor's business which do not have a material affect on the value of the Property.

            b. The Property shall be maintained, operated and used in accordance with all Governmental Approvals and Laws and other Governmental Requirements and all Other Applicable Requirements. To the fullest extent permissible according to law, and without limiting any other rights or remedies of the Mortgagee, the Mortgagor unconditionally, absolutely and irrevocably agrees to defend, hold harmless and indemnify the Mortgagee and each of its officers, employees, agents and contractors against all damages (including consequential damages), claims, costs, losses and liabilities, including attorney's fees, suffered or incurred by the Mortgagee on account of the violation of any Governmental Approvals, Laws and Other Governmental Requirements, or any Other Applicable Requirements or the imposition by any Governmental Authority of a lien, attachment or other encumbrance on any part of the Property. The foregoing indemnification shall survive satisfaction of the Obligations and the release or assignment of this Mortgage. All construction on, improvements to, and alterations of the Real Estate shall comply with, and each and every part of the Property shall be maintained and used in accordance with, all Governmental Approvals, Laws and other Governmental Requirements, and all Other Applicable Requirements.

            c. The Mortgagee shall have and is hereby granted the right to enter and to have access at reasonable times during business hours to the Real Estate and the Collateral (and all books and records relating to the use, operation, construction or management thereof) without interfering unduly with Mortgagor's business operations to determine whether the Mortgagor is in compliance with its obligations under this Mortgage and the other Loan Documents.

      5. Insurance.

            a. Mortgagor shall obtain and maintain on the Improvements now situated on, and the Personal Property located at, the Real Property, or which may hereafter be erected or placed thereon, and all other real, mixed or personal property now or hereafter encumbered by the lien of this Mortgage physical hazard insurance on an "all risks" basis with a Replacement Cost Endorsement, an Increased Cost of Construction Endorsement and an Agreed Amount Endorsement, covering the perils of fire, flood (if in a flood hazard zone), earthquakes (if in an earthquake zone), boiler and machinery (to include major components of HVAC systems if not already included in the above coverage) and such other equipment as Mortgagee may require, and extended coverage in an amount at least equal to the current fair market value of the Property and not less than the "Full Replacement Cost" of the Improvements and Personal Property. "Full Replacement Cost" shall mean the cost of replacing the Improvements and Personal Property without deduction for physical depreciation.

            b. Mortgagor shall obtain and maintain commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if available, with such coverages as Mortgagee may request with a general aggregate limit of not less than $2,000,000, an aggregate limit of not less than $2,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments.

            c. Mortgagor shall obtain and maintain rent loss or business interruption coverage in a minimum amount of not less than eighteen (18) months gross rentals from the Property, including without limitation, all payments due under any lease and the salaries and expenses of key personnel required for the operation of the Property for a period of not less than eighteen (18) months.

            d. During the course of any construction or repair of any Improvements on the Real Property, the insurance required by clause (a) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (a) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement.

            e. Mortgagor shall obtain and maintain flood insurance if at any time the Improvements are located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, A1-30, AE, A99, AH, V0, V1-

      30, VE, V, M or E) and the broad form flood coverage required by clause
      (a) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program.

            f. During the course of any construction or repair of any Improvements on the Real Property, Mortgagor shall obtain and maintain owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (d) above.

            g. Mortgagor shall obtain and maintain employer's liability insurance.

            h. Mortgagor shall obtain and maintain umbrella liability insurance with limits of not less than $5,000,000 to be in excess of the limits of the insurance required by clauses (b), (f) and (g) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (b), (f) and (g) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations.

            i. All liability coverages shall insure Mortgagee as an additional insured, and all other forms of insurance shall insure Mortgagee as first mortgagee. All insurance policies shall be written by a company qualified to do business in the State of Illinois which has an A.M. Best Company's Key Rating Guide Class A VII category designation or higher and shall provide for not less than thirty (30) days' written notice to Mortgagee prior to modification or cancellation. The policy shall not contain a co-insurance clause or other clause limiting the amount of coverage under any conditions except for standard deductibles. Mortgagor shall notify, instruct and authorize the companies issuing all policies to make any and all loss drafts thereunder payable to Mortgagee. Mortgagee may on behalf of Mortgagor adjust and compromise any claims under such insurance and collect and receive proceeds thereof and is hereby irrevocably appointed attorney in fact for Mortgagor coupled with an interest, for such purposes, and may deduct from such proceeds any expense reasonably incurred by it. If any sum of money shall become payable under such policy or policies of insurance and is used for the purpose of rebuilding or repairing the damaged Property, or for any other purposes, Mortgagee shall not be deemed to have thereby waived or impaired any equity or statutory lien or right under or by virtue of this Mortgage.

            j. Mortgagor shall deliver to Mortgagee the originals, or if the originals are not available, certified copies, of all insurance policies required hereunder.

            k. In the event of loss or physical damage to the Property, Mortgagor shall give immediate written notice thereof to Mortgagee and Mortgagee may make proof of loss if the same is not made promptly by Mortgagor. All right, title, and interest of Mortgagor in and to any insurance policies and the proceeds therefrom are assigned to

      Mortgagee including unearned premiums. All proceeds deposited with Mortgagee, may, at the option of Mortgagee, be applied in the payment of the amount secured hereby in such order as Mortgagee may determine without prepayment penalty or premium or be released to Mortgagor, in whole or in part, upon conditions satisfactory to Mortgagee.

            l. Mortgagor shall deliver to Mortgagee notices of payment dates and proof of payment of premiums on all insurance policies as well as such certificates and proof of insurance as Mortgagee shall reasonably request.

            m. Any such insurance coverage may be maintained under blanket insurance policies meeting all of the criteria set forth herein.

            n. Unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagor's expense to protect Mortgagee's interests in the Property. This insurance may, but need not, protect Mortgagor's interests. The coverage that Mortgagee purchases may not pay any claim that Mortgagor may make or any claim that is made against Mortgagor in connection with the Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Mortgagee purchases insurance for the Property, Mortgagor will be responsible for the costs of that insurance, including interest and any other charges Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Mortgagor's total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

      6. Insurance Proceeds.

            a. The Mortgagor agrees to give immediate notice to the Mortgagee of any material fire, damage or other casualty to all or any part of the Property.

            b. In case of any material damage or destruction to the Property, or any other casualty, all proceeds of any hazard insurance shall be made payable to Mortgagee and may be applied towards any outstanding Obligations of Mortgagor hereunder, provided however, so long as there has been no Event of Default hereunder, Mortgagee shall release such proceeds to Mortgagor to be applied by Mortgagor to the restoration or replacement of the property which was the subject of such loss provided that:

                  i. Mortgagor shall have demonstrated to the reasonable
            satisfaction of Mortgagee that the Property will be restored to substantially its previous condition or will be replaced by a substantially identical property;

                  ii. the Mortgagee shall have received, if so requested, a
            favorable opinion from Mortgagor's counsel satisfactory in scope and form to the Mortgagee, as to the Mortgagee's having a prior security interest in and valid first lien on such restored and replaced property; and

                  iii. such proceeds shall be distributed by Mortgagee in the manner in which Mortgagee customarily distributes construction loan proceeds.

            c. Notwithstanding anything in this Paragraph 6 to the contrary, if the insurer denies liability to the Mortgagor or if the insurance proceeds are insufficient to complete the required repairs and restoration, the Mortgagor shall not be relieved of any obligation under Paragraph 4 of this Mortgage, whether or not the proceeds of insurance are applied to or toward the indebtedness secured hereby.

      7. Eminent Domain Proceeds.

            a. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of all of any part of the Property or the whole or any part of the buildings, structures and improvements located on the Real Estate, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings, and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with the Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings.

            b. In case of any condemnation for public use or public injury to the Property, all awards of damages on account of such condemnation shall be applied, at Mortgagee's discretion, towards any outstanding Obligations of Mortgagor hereunder, provided however, so long as there has been no Event of Default hereunder, Mortgagee shall release such proceeds to Mortgagor to be applied by Mortgagor to the restoration or replacement of the property which was the subject of such condemnation provided that:

                  i. Mortgagor shall have demonstrated to the reasonable
            satisfaction of Mortgagee that the Property will be restored to substantially its previous condition or will be replaced by a substantially identical property;

                  ii. the Mortgagee shall have received, if so requested, a
            favorable opinion from Mortgagor's counsel satisfactory in scope and form to the Mortgagee, as to the Mortgagee's having a prior security interest in and valid first lien on such restored and replaced Property; and

                  iii. such proceeds shall be distributed by Mortgagee in the manner in which Mortgagee customarily distributes construction loan proceeds.

            c. In the event eminent domain proceeds are released to the Mortgagor for the restoration of the Property as provided above and such proceeds are not sufficient to permit the complete restoration of the Property, the Mortgagor shall nevertheless fully restore the Property and shall supply any deficiency in the eminent domain proceeds with its own funds.

      8. Subordination. If this Mortgage, by its terms, is now, or at any time, subject or subordinate to a prior mortgage, the Mortgagor shall not, without the consent of the Mortgagee, agree to the modification, amendment or extension of the terms or conditions of such prior mortgage. Notwithstanding the foregoing, nothing in this paragraph 8 shall be deemed a waiver of Mortgagee's rights to prohibit the existence of any prior mortgages on the Premises.

      9. Delinquency of Payments; Fees and Charges. If the payment of any installment on account of principal or interest due under Credit Agreement is delinquent for five (5) business days or more, the Mortgagor shall pay, in addition to any other sums due under this Mortgage (and without the Mortgagee's other remedies on account of such delinquency) additional interest as provided in the Credit Agreement.

      Further, the Mortgagor shall pay when due all fees and charges incurred incident to the Loans and secured by this Mortgage, the assurance of the security represented by this Mortgage, and the enforcement of this Mortgage and any other Obligation secured by this Mortgage.

      10. Leases and Rents.

            a. As part of the consideration for making the Loan, Mortgagor has absolutely and unconditionally assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any Lease for the occupancy or use of all or any part of the Property.

            b. Mortgagor agrees that neither the foregoing assignment of Leases and Revenues, nor the exercise of any of Mortgagee's rights and remedies under Paragraph 19 hereof shall be deemed to make Mortgagee a Mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall the appointment of any receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of any part of the Property by such receiver, be deemed to make Mortgagee a Mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

            c. If Mortgagee or a court-appointed receiver enters upon, takes possession of and maintains control of the Property pursuant to Paragraph 19 hereof, all Revenues thereafter collected shall be applied first to the costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys' fees actually incurred, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Mortgagor as landlord, lessor or licensor of the Property and then to the Obligations. Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property by reason of anything done or left undone by Mortgagee pursuant to Paragraph 19 hereof. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies expended by Mortgagee for such purposes shall become a portion of the Obligations. Unless Mortgagee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate (as defined in the Credit Agreement), unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Mortgagee or the receiver pursuant to the terms of this Mortgage and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee hereunder.

      11. Additional Security. Upon Mortgagee's request, the Mortgagor will assign to the Mortgagee to the extent assignable, as additional security for the Obligations, the Mortgagor's interests in all agreements, contracts, licenses and permits, now or hereafter outstanding, affecting the Property, such assignments to be made by instruments in form satisfactory to the Mortgagee and, without limitation, authorizing the Mortgagee in the event of foreclosure, to sell and assign such interest to the purchaser at foreclosure, but no such assignment shall be construed as a consent by the Mortgagee to any lease, agreement, contract, license or permit so assigned, or to impose upon the Mortgagee any obligations with respect thereto. The Mortgagor hereby irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, to execute, acknowledge and deliver any such assignment on behalf of the Mortgagor which the Mortgagor fails or refuses to do.

      12. Status Report. From time to time, on the request of the Mortgagee, the Mortgagor shall furnish a written statement, signed and, if requested, acknowledged, setting forth the amount of the indebtedness which the Mortgagor acknowledges to be due under the Loan and under this Mortgage, specifying any claims of offset or defense which the Mortgagor asserts against the Obligations and the then state of facts relative to the condition of the Property.

      13. Waiver; Redemption. Whether or not for additional interest or other consideration paid or payable to the Mortgagee, no forbearance on the part of the Mortgagee or extension of the time for the payment or performance of the whole or any part of the Obligations, whether oral or in writing, or any other indulgence given by the Mortgagee to the Mortgagor or to any other party claiming any interest in or to the Property, shall operate to release or in any manner affect the original liability of the Mortgagor, or the priority of this Mortgage or to limit, prejudice or impair any right of the Mortgagee, including, without limitation, the right to realize upon the security, or any part thereof, for the Obligations, notice of any such extension, forbearance or indulgence being hereby waived by the Mortgagor, and all those claiming by, through or under the Mortgagor; and no consent or waiver, express or implied, by the Mortgagee to or of any default by the Mortgagor shall be construed as a consent or waiver to or of any further default in the same or any other term, condition, covenant or provision of this Mortgage or of the Obligations. In case redemption is had by the Mortgagor after foreclosure proceedings have begun, the Mortgagee shall be entitled to collect all costs, charges and expenses incurred up to the time of redemption.

      14. Notice. Wherever notice, demand or a request may properly be given to the Mortgagor under this Mortgage, the same shall always be sufficient to serve as a notice, demand or request hereunder if in writing and (i) hand delivered,
(ii) delivered to a recognized private express delivery service for overnight delivery or (iii) posted in the United States mail by registered or certified mail, return receipt requested, addressed in any such case to the Mortgagor at the address given in this Mortgage as the Mortgagor's address or to the business address of the Mortgagor last known to the Mortgagee hereof. Any such notice, demand or request shall be treated as having been given upon hand delivery to such address or one (1) day after deposit with such delivery service or the United States mails. A notice so addressed shall always be a sufficient notice, notwithstanding a change in the ownership of the equity of redemption of the Real Estate, whether or not consented to by the Mortgagee. Where more than one person constitutes the Mortgagor, one notice sent to the address given in this Mortgage as the Mortgagor's address or the last known business address of any one of them shall constitute sufficient notice to all.

      15. Priority of Lien.

            a. Except for real estate taxes and assessments until any delinquency therein (delinquency, with reference to such taxes and assessments being hereby defined, for the purposes of this Mortgage, as meaning the time when, on the non-payment thereof, interest or penalties commence to accrue), the Mortgagor shall not create or to permit any encumbrance on the Property even if such encumbrance is inferior to this Mortgage. The foregoing prohibition shall include Leases.

            b. Without limiting the generality of the provisions of Subparagraph above, the Mortgagor shall keep the Property free from any attachments, lis pendens or mechanics', materialmen's or other liens or encumbrances of any kind other than those approved by the Mortgagee, whether such liens or encumbrances be prior or subordinate to this Mortgage.

      Without limitation, the filing of a notice of federal or state tax lien with the Mortgagee or at the office at which, by law, such notice is to be filed to be effective against the Real Estate, whether or not such lien applies, in terms, to the Real Estate shall be a breach of this Paragraph.

      Without limitation, the Mortgagor shall pay and discharge all claims for labor done and material and services furnished to or performed upon the Property, and shall take all other steps necessary to prevent the assertion of claims of liens against the Property or any part thereof or any right or interest therein. Nothing herein contained shall require the Mortgagor to pay any claims for labor, materials, or services that the Mortgagor in good faith disputes and that the Mortgagor, at its own expense, is currently and diligently contesting; provided, however, that the Mortgagor shall, not later than fifteen
(15) days after Mortgagor's receipt of notice, or Mortgagor's acquiring actual knowledge, whichever occurs earlier, of the filing of any claim of lien that is disputed or contested by Mortgagor with respect to the Property, post a bond sufficient to dissolve or release such claim of lien, or take such other action as may be requested or approved by the Mortgagee to dissolve or release such claim of lien.

      16. Maintenance of Mortgagor; Transfers. The Mortgagor shall not convey, transfer, assign, encumber, pledge or otherwise dispose of any legal, equitable or beneficial interest in the Mortgagor or the Property or any part thereof, or otherwise voluntarily or by operation of law transfer any legal or equitable interest in the Real Estate or in the equity of redemption in the Real Estate, or any part thereof. In the event any of such interests are transferred or conveyed as aforesaid, then, at the option of the Mortgagee, the Obligations shall become due and payable without demand or notice.

      17. Bankruptcy.

            a. The Mortgagor shall not file a petition or any application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor's relief law, or make an assignment for the benefit of creditors or enter into any trust mortgage arrangement, so-called, or consent to the appointment of a receiver of any of the property of the Mortgagor.

            b. The Mortgagor shall not permit any petition under any bankruptcy, insolvency or debtor's relief law filed against it to remain undischarged for a period of more than forty-five (45) days after the filing thereof, nor shall the Mortgagor (and any general partner of such partnership) permit the continuation of any receivership proceedings instituted against it for more than a period of sixty (60) days after the commencement thereof.

      18. Events of Default. The occurrence of any of the following events shall be deemed an "Event of Default" or "Default" hereunder:

            a. Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

            b. Any other default shall be made in the due performance or observance of any provision of this Mortgage, any other Loan Document or of any other Obligation, or any Event of Default (as defined or provided in the Credit Agreement) shall occur.

      19. Remedies.

            a. Upon the occurrence of an Event of Default or a Default, the Mortgagee may (but shall not be required), at its option and without notice, exercise any or all of the following remedies:

                  i. declare the entire indebtedness of the Mortgagor
            immediately due and payable without notice;

                  ii. either in person or by agent, with or without bringing any action or proceeding, enter upon and take possession of the Property, or any part thereof, in its own name, to operate, manage and control the Property and conduct the business thereof and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or part thereof or interest therein, increase the income therefrom or protect the security hereof. The entering upon and taking possession of the Property shall not cure or waive any default or notice of default hereunder;

                  iii. take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in this Mortgage, or the other Loan Documents, or in aid of the execution of any power herein granted, or for any foreclosure pursuant to the Illinois Mortgage Foreclosure Act 735 ILCS 5/15 (et. seq.) (the "Act") or otherwise, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect;

                  iv. exercise any and all of the rights and remedies of a
            secured party under the Uniform Commercial Code in force in the state in which the Property is located;

                  v. cure the Default as provided in Paragraph 20 below; and

                  vi. take such other actions or proceedings as the Mortgagee deems necessary or advisable to protect its interest in the Property.

            b. In addition to the foregoing remedies, after the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Mortgagee, the Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Obligations, forthwith either before or after declaring the unpaid principal of the Loans to be due and payable, to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof. Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Property or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

            c. The Mortgagee may, at the Mortgagee's option, foreclose this Mortgage for any portion of the debt or any other sums secured hereby which are then due and payable, subject to the continuing lien of this Mortgage for the balance of the secured debt not then due.

            d. Such remedies shall continue until all such Events of Default have been cured by Mortgagor and all foreclosure or other proceedings which shall have been commenced are completed, and such remedies may be exercised individually, sequentially or in concert. All of the rights and remedies of the Mortgagee set forth in this Mortgage and the other Loan Documents are cumulative and not exclusive of one another and may be exercised in any order, and the exercise of one shall not be construed to be a waiver of any of the others. Such remedies are also cumulative and not exclusive of any and all other remedies now or hereafter available to the Mortgagee under any law or in equity or otherwise. The resort to any remedy provided for hereunder or under any other instrument given in connection with the financing arrangement secured hereby or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. No delay or omission to exercise any right or power shall impair such right or power or constitute a waiver of any Default or Event of Default or acquiescence therein; and each such right and power may be exercised as often as deemed expedient.

      20. Mortgagee's Right to Cure Default. If there shall be any breach in any condition or covenant of this Mortgage, the Mortgagee shall have the right, but without any obligation so to do, to cure such default for the account of the Mortgagor and, to the fullest extent permissible according to law, apply any funds credited by or due from the Mortgagee to the Mortgagor against the same (without any obligation first to enforce any other rights of the Mortgagee, including, without limitation, any rights under the Credit Agreement or this Mortgage, or any guaranty thereof, and without prejudice to any such rights). Without limiting the generality of the foregoing, the Mortgagor hereby authorizes the Mortgagee to pay all taxes, sewer use fees, water rates and assessments, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Property, or any part thereof; to pay the premiums for any insurance required hereunder; or to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted; to pay any balance due under any security agreement on any articles, fixtures and equipment included as a part of the Property; and the payment of all amounts so expended or incurred shall be considered advances under the Credit Agreement and shall be secured hereby as fully and effectively as any other obligation of the Mortgagor secured hereby; and, to the fullest extent permissible according to law, to apply to any of these purposes or to the repayment of any amounts so paid by the Mortgagee any sums paid on the Loan by the Mortgagor as interest or otherwise.

      21. Foreclosure Sale.

            a. At any foreclosure sale, any combination, or all, of the Property or other security given to secure the Obligations, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Mortgagor hereby waiving the application of any doctrine of marshalling and inverse order of alienation; and, in case the Mortgagee, in the exercise of the remedies of foreclosure herein given, elects to sell in parts or parcels, said sales may be held from time to time, and the power shall not be fully executed until all of the Property or other security not previously sold shall have been sold. Without limiting the foregoing, at any one or more sales the Mortgagee may in its sole discretion elect which portion or all, and in which order, the Property or other security given to secure the Obligations shall be offered for sale.

            b. If the provisions of the Uniform Commercial Code as in force in the state in which the Property is located (the "Uniform Commercial Code") are applicable to any part of the Property which is sold in combination with or as a part of the Real Estate, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the remedies set forth herein with respect to the Real Estate or any part thereof.

            c. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15.1201 of the Act) or residential real estate (as defined in Section 15-1219 of the Act) and, to the fullest extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15-1601 (b) of the Act and, to the fullest extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium laws under any state or federal law.

            d. In the event that any provision in this Mortgage shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. Furthermore, if any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon an Event of Default by default of Land Trust, Beneficiary, or any Guarantor which are more limited than the rights that would otherwise be vested in

      Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law.

      22. Warranty of Title. The Mortgagor warrants that it is the sole owner and holder of the Property and has good right, full power and lawful authority to mortgage, assign and transfer the Property in the manner contemplated hereby.

      23. Indemnification/Subrogation.

            a. The Mortgagor will indemnify and hold harmless the Mortgagee from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatever kind or nature, and will reimburse the Mortgagee for all costs and expenses, including attorneys' fees, growing out of or resulting from the exercise by the Mortgagee of any right or remedy granted to it under this Mortgage. In no event shall the Mortgagee be liable for any manner or thing in connection with this Mortgage other than to account for monies actually received by and in accordance with the terms hereof.

            b. Should the proceeds of the Loan or any amount paid or advanced hereunder by Mortgagee, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property on a parity with or superior to the lien hereof, then as additional security hereunder, the Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

      24. Hazardous Substances.

            a. Warranties and Indemnification. Mortgagor shall comply with all the terms and provisions of that certain Environmental Indemnity Agreement, by Mortgagor in favor of Mortgagee dated on or about the date hereof (the "ENVIRONMENTAL INDEMNITY").

            b. Survival, Assignability, and Transferability.

                  i. The warranties and representations set forth in this
            Paragraph 24 and the Environmental Indemnity shall survive the payment and performance of the Obligations and any exercise by Mortgagee of any remedies under this Mortgage, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Mortgagor to Mortgagee in lieu of foreclosure or any deed under a power of sale.

                  ii. It is agreed and intended by Mortgagor and Mortgagee that the warranties and representations set forth above in this Paragraph 24 and the Environmental Indemnity may be assigned or otherwise transferred by Mortgagee to its successors and assigns and to any subsequent purchasers of all or any portion of the Property by, through or under Mortgagee, without notice to Mortgagor and without any further consent of Mortgagor. To the extent consent to any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Mortgagor in order to maximize the extent and effect of such warranties, representations and indemnification.

      25. Other Agreements. As set out above, this Mortgage is also given as security for the performance of all covenants and agreements contained in the Loan Documents, including without limitation the Credit Agreement. The Mortgagor agrees that the Credit Agreement (and all other Loan Documents) are incorporated herein by reference and made a part hereof. The Mortgagor agrees faithfully to perform and observe all of its obligations under the terms of the Credit Agreement and the Loan Documents. It is agreed that the agreements contained in this Mortgage and the agreements contained in the other Loan Documents are intended to be supplemental obligations; however, where irreconcilable conflict exists, the provisions of the Credit Agreement shall govern.

      26. Reserve Requirements. If any law or regulation (including without limitation Regulations D or K of the Board of Governors of the Federal Reserve System), whether presently in force or hereafter enacted or promulgated, or any interpretation thereof by any Governmental Authority shall:

            a. modify or deem applicable any reserve, special deposit or similar requirement against any asset held by, or deposits with or for the account of, or loans by, or any other commitment or acquisition of funds, for advances by, the Mortgagee; or

            b. impose on the Mortgagee any other condition regarding this Mortgage or any of the other Loan Documents;

and if the result of any of the foregoing is to increase the cost to the Mortgagee of making or maintaining the Loan secured hereby over the cost that would have been applicable had there been no such law, regulation or interpretation in effect, then, upon demand, the Mortgagor shall pay to the Mortgagee such additional amount (as shall be determined in the sole discretion of the Mortgagee) as shall compensate for such increased cost.

      27. Amendments. If the payment of the indebtedness secured by this Mortgage or any part thereof is extended or varied or if any part of the security therefore is released, all persons now or at any time hereafter liable therefor, or interested in the Real Estate, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse, if any, against all such persons being expressly reserved by the Mortgagee, notwithstanding such extension, variation or release. Any person or entity taking a junior mortgage or other lien upon the Property or any interest therein, shall take said lien subject to the rights of Mortgagee herein to amend, modify, and supplement this Mortgage and the other Loan Documents and to vary the rate of interest and the method of computing the same, and to impose additional fees and other charges, and to extend the maturity of said indebtedness, and to grant partial releases of the lien of this Mortgage, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien. Nothing contained in this section, however, shall be construed as waiving any provision contained herein which provides, among other things, that it shall constitute an Event of Default if the Property is sold, conveyed, or encumbered.

      28. Miscellaneous.

            a. If at any time any law or court decree prohibits the performance of any obligation undertaken herein by the Mortgagor, or provides that any amount to be paid hereunder by the Mortgagor must be credited against the Mortgagor's obligations under the Credit Agreement, the Mortgagee shall have the right, on thirty (30) days' prior notice to the Mortgagor, to require payment in full of the entire indebtedness secured hereby.

            b. Any provision contained in this Mortgage, the Credit Agreement or elsewhere notwithstanding, the Mortgagee shall not be entitled to receive or collect, nor shall the Mortgagor be obligated to pay, interest on any of the monies secured hereby in excess of the maximum rate of interest permitted by the laws of the state applicable thereto, and if any such provision shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by the laws of the state applicable thereto, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision in this Mortgage, the Credit Agreement or elsewhere. The intention of the parties is to conform strictly to the usury laws now in force and every instrument relating to payment of any of the monies secured hereby shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

            c. Mortgagor acknowledges and agrees that (a) the proceeds of the Loan will be used in conformance with subparagraph (1)(1) of Section 4 of the Interest Act (815 ILCS 205/0.01 et seq.), (b) the obligations secured hereby constitute a business loan which comes within the purview of said
      Section 4, and (c) the loan evidenced by the Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. Sec. 1601 et seq.

            d. All of the Mortgagee's rights and remedies set forth in this Mortgage and the Loan Documents are cumulative and not exclusive of one another and may be exercised in any order, and the exercise of one shall not be construed to be a waiver of any of the others. Such remedies are also cumulative and not exclusive of any and all other remedies available to the Mortgagee. The resort to any remedy provided for hereunder or under any other instrument given in connection with the construction loan financing secured hereby or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

            e. If the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage or any other obligation of the Mortgagor, and shall thereafter elect to discontinue or abandon the same for any reason, the Mortgagee shall have the unqualified right to do so and in such event the Mortgagor and the Mortgagee shall be restored to their former positions with respect to the Obligations. In such case this Mortgage, all other obligations, and all rights, remedies and recourse of the Mortgagee shall continue as if the same had not been invoked.

            f. No waiver at any time of any of the provisions or conditions of this Mortgage or of any other obligation of the Mortgagor shall be construed as a waiver of any other of the conditions or provisions of this Mortgage or of any of such obligations, nor shall such waiver in any instance be construed as a waiver of the same provision or condition in other or subsequent instances. A consent or approval given by the Mortgagee in one instance shall not render such consent or approval unnecessary in future instances.

            g. This Mortgage may not be waived, changed or discharged orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change or discharge is sought and any oral waiver, change or discharge of any provision of this Mortgage by a representative of any party shall be without authority and of no force and effect.

            h. If any term or provision of this Mortgage or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and shall be enforced to the fullest extent permitted by law.

            i. Paragraph headings in this Mortgage are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions herein.

            j. The Loans secured by this Mortgage were negotiated in the Commonwealth of Massachusetts and the laws of the Commonwealth of Massachusetts shall govern the construction, interpretation, validity and legal effect of this Mortgage and the rights and duties of the parties hereunder, except the laws of the state in which the Property is located shall govern the procedures for enforcing the rights and remedies of the Mortgagee hereunder.

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

            k. The word "Mortgagor", as used herein, shall mean the person or persons named at the beginning of this instrument as the Mortgagor, any subsequent owner or owners of the equity of redemption of the Real Estate, and any guarantor, jointly and/or severally, of the obligations of the Mortgagor hereunder or under the Credit Agreement or other Loan Documents. Where more than one person constitutes the entities constituting the Mortgagor, provisions in this Mortgage with reference to bankruptcy or insolvency or the like shall refer to each of the persons who is at that time one of the Mortgagor, so that if, for example, but without limitation, any person who is one of the Mortgagor (or is a partner, trustee or joint venturer in an entity which is one of the entities constituting the Mortgagor) shall file a petition in bankruptcy, such filing shall be treated as a breach of condition of this Mortgage.

            l. The word "Mortgagee", as used herein, shall mean the Mortgagee named at the beginning of this instrument, its successors and assigns, and any subsequent holder or holders of this Mortgage. Notwithstanding any other provisions of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement including the provisions thereof pertaining to the rights and responsibilities of the Mortgagee as trustee thereunder.

            m. All of the rights of the Mortgagee hereunder shall inure to the benefit of its successors and assigns, and all the covenants and agreements of the Mortgagor herein contained shall be binding upon the Mortgagor and its permitted successors and assigns; and, where more than one person or entity constitutes the Mortgagor the liability of such persons or entities under this Mortgage for the obligations set forth herein shall be joint and several.

                         [SIGNATURES ON FOLLOWING PAGE]

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      Executed as a sealed instrument as of the date first above written.

                                            MORTGAGOR:

                                            ENESCO GROUP, INC.

                                            By: /s/ Charles E. Sanders
                                                --------------------------------
                                                Name: Charles E. Sanders
                                                Title: Treasurer

                                STATE OF ILLINOIS

County of DuPage, ss:                                          November 22, 2004

      I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Charles E. Sanders, Treasurer of Enesco Group, Inc. an Illinois corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Treasurer, appeared before me this day in person and acknowledge that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said Treasurer, for the uses and purposes therein set forth.

     GIVEN under my hand and Notarial Seal this 22nd day of November, 2004.

                                              /s/ Linda DeLazzer
                                              ----------------------------------
                                              Notary Public
                                              My Commission Expires:   10-4-2006

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